SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             HENNESSY ADVISORS, INC.
                (Name of Registrant as Specified in Its Charter)
                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________
    (2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________________
    (4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________
    (5) Total fee paid:
        ________________________________________________________________________

    (6) ________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ [ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
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    (4) Date filed:
        ________________________________________________________________________

                               [Graphic Omitted]



                            LETTER FROM OUR PRESIDENT
                                       AND
                                 PROXY STATEMENT
                          Year Ended September 30, 2004






                             Hennessy Advisors, Inc.
                              The Courtyard Square
                           750 Grant Avenue, Suite 100
                            Novato, California 94945
                                  800-966-5354
                              www.hennessyfunds.com

Dear Hennessy Advisors Shareholder:                       December, 2004

If your opinion about the state of the economy were based solely on headlines in the San Francisco Chronicle or the New York Times you would probably believe we were in terrible economic times, with interest rates rising, inflation increasing, corporate earnings slowing and job creation stagnating. If, however, your opinion were based on the facts, then you would likely share my optimism about the current economy. While interest rates are higher, they continue to be at historic lows. Inflation remains in check. Corporations are seeing strong earnings, in the range of 10-15% annually, and they are increasing their spending and hiring. These are the fundamentals of a strong economy, and as investors gain more confidence and enthusiasm, we are finally seeing significant improvement in the markets.

At Hennessy Advisors we know that maintaining a long-term view is key to investing success. We remain invested in the market and we adhere to our formulas through good and bad cycles. We never let headlines or emotions distract us from our proven investment strategies. With history as our guide, we believe that the market, over the long-run, will continue to gain approximately 10-11% per year.

Over the past year, the mutual fund industry has been plagued by scandals because of the unethical behavior of a handful of unethical people. Unfortunately, this has caused increased scrutiny and regulation for all mutual funds, resulting in higher legal, insurance, accounting and compliance costs. Hennessy Advisors is doing everything possible to control these costs, but it is becoming more challenging to manage our business as additional rules and requirements are instituted.

In fiscal year 2004 (Oct. 1, 2003 to Sept. 30, 2004) our number of mutual funds shareholders from grew 51,000 to over 77,000, and the assets in our mutual funds grew from $835 million to $1.222 billion. A large portion of this growth, just over $300MM, came from our acquisition of the five Lindner Funds in March 2004.

We are pleased to report significant increases in Hennessy Advisors' revenue, net profit and earnings per share in the past fiscal year. Total revenue in 2004 was $9,545,189, roughly double 2003's revenue of $4,787,528. Net profit and diluted earnings per share in 2004 were more than two and a half times higher than in 2003. Net profit rose from $1,061,988 in 2003 to $2,765,006 in 2004.
Diluted earnings per share increased from $0.65 per share in 2003 to $1.63 in 2004.

As we move into fiscal year 2005, we reiterate our commitment to grow assets under management, and we look forward to another strong year for Hennessy Advisors and our shareholders. Thank you for your continued confidence and investment in Hennessy Advisors. We appreciate your partnership.

Sincerely,

/s/ Neil J. Hennessy

Neil J. Hennessy
President, Chairman and CEO

                            HENNESSY ADVISORS, INC.

                                ---------------

                           NOTICE AND PROXY STATEMENT

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 27, 2005



TO THE HOLDERS OF OUR COMMON STOCK:

         The annual meeting of shareholders of Hennessy Advisors, Inc. will be held on Thursday, January 27, 2005, at 6:30 P.M., local time, at StoneTree Country Club, 9 StoneTree Lane, Novato, California 94945.

         The meeting will be held for the following purposes:

         1. To elect eight directors to serve terms expiring at the annual meeting of shareholders to be held in 2006 and until their successors have been elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The shareholders of record at the close of business on December 10, 2004 will be entitled to vote at the annual meeting.

         We hope you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible. If you are able to attend the meeting, you may revoke your proxy and vote in person.

                                        By Order of the Board of Directors,



                                        Teresa M. Nilsen, Secretary

Dated:   December 23, 2004

                                TABLE OF CONTENTS
                                                                            Page

VOTING SECURITIES.............................................................1
ELECTION OF DIRECTORS.........................................................3
         Section 16(a) Beneficial Ownership Reporting Compliance..............4

         Board of Directors and Standing Committees...........................5

         Policies and Procedures for Director Nominations.....................5

AUDIT COMMITTEE REPORT........................................................6
EXECUTIVE OFFICERS............................................................8
EXECUTIVE COMPENSATION........................................................8
         Employment Agreements................................................9

         Director Compensation................................................9

CERTAIN TRANSACTIONS..........................................................9
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.....................................10
OTHER MATTERS................................................................10
SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS.........11
ANNUAL REPORT................................................................11
EXPENSES OF SOLICITATION.....................................................11

                             HENNESSY ADVISORS, INC.

                           750 Grant Avenue, Suite 100
                            Novato, California 94945

                                 ---------------

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD JANUARY 27, 2005



         This proxy statement and the enclosed form of proxy are first being sent to shareholders of Hennessy Advisors, Inc. on or about December 23, 2004 in connection with the solicitation by our board of directors of proxies to be used at our 2005 annual meeting of shareholders. The meeting will be held on Thursday, January 27, 2005, at 6:30 P.M., local time, at StoneTree Country Club, 9 StoneTree Lane, Novato, California 94945.

         The board of directors has designated Neil J. Hennessy and Teresa M. Nilsen, and each or either of them, as proxies to vote the shares of common stock solicited on its behalf. If you sign and return the enclosed form of proxy, you may nevertheless revoke it at any time insofar as it has not been exercised by (1) giving written notice to Hennessy's Secretary, (2) delivering a later dated proxy, or (3) attending the meeting and voting in person. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                                VOTING SECURITIES

         The record of shareholders entitled to vote was taken at the close of business on December 10, 2004. At such date, we had outstanding and entitled to vote 1,635,142 shares of common stock. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding voting stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

         The following table shows information relating to the beneficial ownership as of the record date of (1) each person known to us to be the beneficial owner of more than 5% of our voting stock, (2) each director, (3) each of the executive officers named in the summary compensation table elsewhere in this proxy statement, and (4) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares.

                 Amount and Nature of Shares Beneficially Owned

                                                       Number of Shares                 Percent
          Name(1)                                         Owned(2)                      of Class
          -------                                         -------                       --------

Neil J. Hennessy.......................                   662,822                        40.0%

Teresa M. Nilsen.......................                    42,800                         2.6%

Daniel B. Steadman.....................                    25,000                         1.5%

Henry Hansel...........................                    52,500                         3.2%

Brian A. Hennessy......................                    87,000                         5.2%

Daniel G. Libarle......................                    32,500                         2.0%

Rodger Offenbach.......................                    38,870                         2.3%

Thomas L. Seavey.......................                    32,500                         2.0%

All directors and executive officers
    as a group (8 persons).............                   973,992                        52.9%

------------------------

(1) The address of each individual is 750 Grant Avenue, Suite 100, Novato, California 94945.

(2) Includes shares subject to presently exercisable options, as follows:

           Name                                                Number of Options

     Neil J. Hennessy.....................................           22,500
     Teresa M. Nilsen.....................................           22,500
     Daniel B. Steadman...................................           22,500
     Henry Hansel.........................................           27,500
     Brian A. Hennessy....................................           27,500
     Daniel G. Libarle....................................           27,500
     Rodger Offenbach.....................................           27,500
     Thomas L. Seavey.....................................           27,500

                              ELECTION OF DIRECTORS

         At the meeting, eight directors will be elected to serve for a one-year term, until their successors are elected and qualified. The board of directors has nominated each of our current directors to stand for reelection. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. Broker non-votes and votes withheld have no effect on the outcome. Cumulative voting does not apply unless a shareholder entitled to vote at the meeting gives notice before the voting begins of the shareholder's intent to exercise cumulative voting. If cumulative voting applies, each shareholder has the right to distribute among one or more nominees the number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote at the meeting.

         The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of each of the board's nominees. Each nominee is presently available for election. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

         Our board of directors recommends a vote "for" the election of each of its nominees. Proxies solicited by the board will be so voted unless shareholders specify in their proxies a contrary choice.

         Information concerning all incumbent directors and nominees, based on data furnished by them, is set forth below.

         Neil J. Hennessy (age 48) has served as a director, president and chief executive officer of Hennessy since 1989, as president and investment manager of The Hennessy Funds, Inc. since 1996 and as a director and president of Hennessy Mutual Funds, Inc. since 2000. He is the portfolio manager of our five no-load mutual funds. Mr. Hennessy started his financial career almost 25 years ago as a broker at Paine Webber. He subsequently moved to Hambrecht & Quist and later returned to Paine Webber. Mr. Hennessy has served as an expert witness/ mediator to the securities industry since 1989, and has heard/evaluated approximately 500 cases to date, in which he has prepared, reviewed, consulted and evaluated securities sensitive issues. From 1987 to 1990, Neil served as a nominated member of the National Association of Securities Dealers, Inc., District Business Conduct Committee (DBCC), and in March of 1993, he accepted the nomination to this committee again. From January 1993 to January 1995, Mr. Hennessy served his elected term as chairman of the DBCC. Mr. Hennessy is the brother of Dr. Brian A. Hennessy.

         Teresa M. Nilsen (age 38) has served as a director, executive vice president, chief financial officer and secretary of Hennessy since 1989, as executive vice president and secretary of The Hennessy Funds, Inc. since 1996 and as executive vice president and secretary of Hennessy Mutual Funds, Inc. since 2000. Ms. Nilsen has worked in the securities industry for over 15 years. Ms. Nilsen graduated with a Bachelor's Degree in Economics from the University of California, Davis, in 1987.

         Daniel B. Steadman (age 48) has served as a director and executive vice president of Hennessy since 2000, as executive vice president of The Hennessy Funds, Inc. since 2000 and as executive vice president of Hennessy Mutual Funds, Inc. since 2000. Mr. Steadman has been in the financial services industry for over 29 years, serving as vice president of WestAmerica Bank from 1995 through 2000, vice president and an organizing officer of Novato National Bank from 1984 through 1995, assistant vice president and manager of Bank of Marin from 1980 through 1984, and banking services officer of Wells Fargo Bank from 1974 through 1980.

         Henry Hansel (age 56) has served as a director of Hennessy since 2001. Mr. Hansel attended the University of Santa Clara where he graduated in 1970 with a B.S. in Economics. He is president (since 1982) of The Hansel Dealer Group, which includes seven automobile dealerships. Mr. Hansel is a founding director of the Bank of Petaluma.

         Brian A. Hennessy (age 51) has served as a director of Hennessy since 1989, and as a director of The Hennessy Funds, Inc. from 1996 to 2001. Dr. Hennessy has been a self-employed dentist for more than 20 years. Dr. Hennessy is the brother of our chairman, Neil J. Hennessy. Dr. Hennessy attended the University of San Francisco where he earned a B.S. in Biology in 1975. Dr. Hennessy received his D.D.S. from the University of the Pacific in 1980.

         Rodger Offenbach (age 53) has served as a director of Hennessy since 2001 and a director of The Hennessy Funds, Inc. from 1996 to 2001. Mr. Offenbach attended California State University, Sonoma where he received a B.S. in Business Administration in 1972. Mr. Offenbach has been the owner of Ray's Catering and Marin-Sonoma Picnics since 1973.

         Daniel G. Libarle (age 63) has been a director of Hennessy since 2001. Mr. Libarle attended the University of Oregon and San Jose State University, where he graduated in 1963 with a B.A. in Economics. Mr. Libarle is the owner and president of Lace House Linen, Inc. and is a founding director and chairman of the board of directors for Bank of Petaluma. Mr. Libarle is currently a director of Greater Bay Bancorp and serves on the bank's audit committee.

         Thomas L. Seavey (age 57) has served as a director of Hennessy since 2001. Mr. Seavey graduated from Western Michigan University with a B.A. in English and History in 1969. For the majority of Mr. Seavey's business career, he has been involved in the sales and marketing of athletic and leisure products, as well as marketing professional athletes. Mr. Seavey spent 12 years at Nike as head agent for sales in the Midwest, as well as California, and spent three years at International Management Group as the vice president of products. While employed at Nike, Mr. Seavey formed a family business selling sport and leisure products in 1980, and formally took over the management of that company in 1993, selling half the interest in it in 1998. Mr. Seavey is currently managing Continental Sports Group (formerly Seavey Corp.)

Section 16(a) Beneficial Ownership Reporting Compliance

         Under Section 16(a) of the Securities Exchange Act of 1934, a Form 4 reporting the acquisition or disposition of Hennessy equity securities by an officer, director or 10% shareholder must be filed with the Securities and Exchange Commission no later than the second business day after the date on which the transaction occurred, unless certain exceptions apply. Most transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the company's fiscal year. To our knowledge, based solely on a review of copies of the reports furnished to us and written representations that no other reports were required, our officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended September 30, 2004.

Board of Directors and Standing Committees

         The board held four regular meetings and one special meeting during the fiscal year ended September 30, 2004. All directors attended at least 75% of all meetings of the board and board committees on which they served during fiscal 2004.

         The board of directors has established two standing committees: an audit committee and a compensation committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual shareholders' meeting. Our board of directors does not have a nominating committee.

         Compensation Committee. The compensation committee presently is composed of Rodger Offenbach (Chairman), Daniel G. Libarle and Thomas L. Seavey. The compensation committee held three meetings during fiscal 2004 to review annual performance. This committee has the responsibility of approving the compensation arrangements for our management, including annual bonus and long-term compensation. It also recommends to the board of directors adoption of any compensation plans in which our officers and directors are eligible to participate, as well as makes grants of employee stock options and other stock awards under our incentive plan.

         Audit Committee. The audit committee presently is composed of Daniel G. Libarle (Chairman), Henry Hansel and Thomas L. Seavey, all of whom are considered independent under Nasdaq rules. The audit committee met six times during fiscal 2004. The principal responsibilities of and functions to be performed by the audit committee are established in the audit committee charter, which was adopted on November 6, 2002. The responsibilities and functions of the audit committee include reviewing our internal controls and the integrity of our financial reporting, approving the employment and compensation of and overseeing our independent auditors, and reviewing the annual audit with the auditors.

         Audit Committee Financial Expert. Our board of directors has determined that Daniel G. Libarle, who has served as chairman of our audit committee since 2001, is also the audit committee financial expert, and is independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. The Board based its determination on the fact that Mr. Libarle has extensive experience evaluating financial statements, and actively supervising financial managers responsible for preparing financial statements in accordance with generally accepted accounting principles, in his capacity as the owner and president of Lace House Linen, Inc. for the past 20 years. Mr. Libarle has also acquired an understanding of internal controls, procedures for financial reporting and audit committee functions as the founding chairman of the board for Bank of Petaluma, since 1985, and as a member of the audit committee of the board of directors of Greater Bay Bancorp for the past three years.

Policies and Procedures for Director Nominations

         We do not have a standing nominating committee. Our board of directors does not believe that it is necessary for us to have a standing nominating committee since we have a relatively small board, and our directors will serve in the capacity of a nominating committee when necessary. All of our directors of participate in the consideration of director nominees.

         We have chosen to apply, for purposes of disclosing whether the members of our board of directors are independent, the definition of independence applicable to companies included in The Nasdaq Stock Market as promulgated by the National Association of Securities Dealers. Applying this definition,

Messrs. Hansel, Libarle, Offenbach, and Seavey are independent for purposes of considering director nominees.

         The board will consider suggestions for potential director nominees from many sources, including members of the board, advisors, and shareholders. Any such nominations, together with appropriate biographical information, should be submitted to us in accordance with our policies governing submissions of nominees discussed below. Any candidates submitted by a shareholder or shareholder group will be reviewed and considered in the same manner as all other candidates.

         Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, the board of directors will consider, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting Hennessy, time available for meetings and consultation regarding Hennessy matters and other particular skills and experience possessed by the individual. We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions, although Hennessy may in the future retain a third party search firm, if the board deems it appropriate.

         A shareholder wishing to nominate a candidate for election to our board at any annual meeting at which one or more directors will be elected must submit a written notice of his or her nomination of a candidate to our corporate secretary at our principal executive offices. The submission must be received at our principal executive offices not more than 180 calendar days nor less than 120 calendar days before the anniversary date of our last annual meeting. For the 2006 annual meeting, these dates would be July 31, 2005 and September 29, 2005, respectively. To be timely in the case of a special meeting or in the event that the date of the applicable annual meeting is changed by more than 30 days from the date of our last annual meeting, a shareholder's notice must be received at our principal executive offices no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. In order to be valid, a shareholder's notice to our corporate secretary must set forth:

                * the name and address, as they appear on our records, of the shareholder nominating the persons, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

                * the class and number of shares of our capital stock that are owned beneficially and of record by the shareholder of record and by the beneficial owner, if any, on whose behalf the nomination is made;

                * any material interest or relationship that the shareholder of record and/or the beneficial owner, if any, on whose behalf the nomination is made may respectively have with the nominee; and

any other information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

                             AUDIT COMMITTEE REPORT

         Management is responsible for our internal controls and financial reporting process. Our independent accountants for fiscal 2004, Pisenti & Brinker LLP, are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States of America and issuing their report. The audit committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the audit committee met with management and the independent accountants to review and discuss the financial statements for the fiscal year ended September 30, 2004. The audit committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (communication with audit committees). The audit committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence discussions with audit committees), and the audit committee discussed with the independent accountants that firm's independence.

         Based upon the audit committee's discussions with management and the independent accountants, and the audit committee's review of the representations of management and the independent accountants, the audit committee recommended that the board of directors include the audited financial statements in Hennessy's annual report on Form 10-KSB for the fiscal year ended September 30, 2004 filed with the Securities and Exchange Commission.

                                        Daniel G. Libarle, Chairman
                                        Henry Hansel
                                        Thomas L. Seavey


         The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

                               EXECUTIVE OFFICERS

         Our executive officers are listed below. Biographical information for each of our executive officers may be found under the heading "Election of Directors."

         Neil J. Hennessy             President and Chief Executive Officer
         Teresa M. Nilsen             Executive Vice President, Chief Financial
                                      Officer and Secretary
         Daniel B. Steadman           Executive Vice President


                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation for services rendered for the fiscal year ended September 30, 2004, by our executive officers, each having received total salary and bonus in excess of $100,000 in fiscal 2004:

                                                   Annual Compensation
                                      ----------------------------------------------         Long-term
                                                                          Other             Compensation               All
         Name and Principal                                               Annual         Awards - Securities          Other
              Position                Year     Salary      Bonus       Compensation      Underlying Options        Compensation
              --------                ----     ------      -----       ------------      ------------------        ------------

Neil J. Hennessy                      2004    $180,000    $555,356      $     0                     0               $ 8,968(2)
President and Chief Executive         2003    $180,000    $223,755      $     0                 7,500               $ 8,968(2)
Officer                               2002    $156,500    $ 36,000      $ 4,233(1)              7,500               $ 8,443(3)

Teresa M. Nilsen                      2004    $110,000    $105,000      $     0                     0               $ 3,750(4)
Executive Vice President, Chief       2003    $ 96,000    $ 55,000      $     0                 7,500               $     0
Financial Officer and Secretary       2002    $ 75,333    $  2,500      $     0                 7,500               $     0

Daniel B. Steadman                    2004    $105,000    $ 90,000      $     0                     0               $     0
Executive Vice President              2003    $ 96,000    $ 50,000      $     0                 7,500               $     0
                                      2002    $ 82,000    $  2,500      $     0                 7,500               $     0

-------------------------------------

(1)     Auto allowance
(2) Premiums for life insurance ($5,828) and disability insurance ($3,140) in 2003 and 2004.
(3) Premiums for life insurance ($5,827) and disability insurance ($2,616) in 2002.
(4)     15 year anniversary award.


         We did not make any stock option grants to the executive officers named in the summary compensation table above during the fiscal year ended September 30, 2004.

         As shown in the following table, no executive officers exercised options during the fiscal year ended September 30, 2004:



                                           Aggregated Option/SAR Exercises in Last Fiscal Year
                                                  and Fiscal Year-End Option Values

---------------------------------------------------------------------------------------------------------------------------------
                               Number of                          Number Of Unexercised               Value Of Unexercised
                                Shares                            Securities Underlying               In-The-Money Options
                              Acquired On        Value            Options At FY-End (#)                   At FY-End ($)
           Name                Exercise        Realized         Exercisable/Unexercisable           Exercisable/Unexercisable
           ----                --------        --------         -------------------------           -------------------------

Neil J. Hennessy                  --              --                    15,000/0                           $198,750/$0

Teresa M. Nilsen                  --              --                    15,000/0                           $198,750/$0

Daniel B. Steadman                --              --                    15,000/0                           $198,750/$0


Employment Agreements

         Neil J. Hennessy entered into an employment agreement relating to his service as chairman of the board of directors and chief executive officer of Hennessy and as chief investment officer and portfolio manager for our mutual funds, effective at the completion of our initial public offering in February 2002. Under the employment agreement, Mr. Hennessy is responsible for managing or overseeing the management of our mutual funds, attracting mutual fund accounts, attracting or managing accounts for high net worth individuals or retirement accounts or otherwise generating revenues. Mr. Hennessy receives an annual salary of $180,000 and any other benefit that other employees receive. In addition to his base compensation, Mr. Hennessy receives an incentive-based management fee in the amount of 10% of our pre-tax profit as computed for financial reporting purposes in accordance with accounting principles generally accepted in the United States of America. The term of the employment agreement extends through the year 2006. The agreement can only be modified with the consent of our board of directors.

Director Compensation

         During fiscal 2004, outside directors have been compensated in cash for their participation in board meetings ($1,000 per meeting) and committee meetings ($250 per meeting, 2 committees). Effective August 5, 2004, directors fees were increased to $1,500 per board meeting and $500 per committee meeting. Outside directors have also been granted 20,000 stock options each, through the fiscal year ended September 30, 2004.

                              CERTAIN TRANSACTIONS

         There have been no transactions of more than $60,000 between Hennessy and any shareholder, director or executive officer during the last two-year period ending September 30, 2004.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The board of directors has selected Pisenti & Brinker LLP to serve as our independent certified public accountants for the current fiscal year ending September 30, 2005. That firm has served as our auditors since June 4, 2003 for the fiscal year ended September 30, 2003. Prior to that date our auditors were KPMG LLP. Representatives of Pisenti & Brinker LLP are expected to be present at the annual meeting of shareholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

         The following table provides information relating to the fees KPMG and Pisenti & Brinker billed to Hennessy Advisors, Inc., for the fiscal years ended September 30, 2004 and 2003.

                                        Audit           Audit-Related           Tax          All Other       Total
                                         Fees              Fees(1)            Fees(2)       Fees(3)(4)       Fees
                                         ----              ----               ----          ----             ----
Fiscal Year 2004

 -- KPMG LLP                           $     0             $     0            $    0          $10,000       $ 10,000

 -- Pisenti & Brinker LLP              $21,922             $21,458            $3,500          $ 5,011       $ 51,891
Fiscal Year 2003

 -- KPMG LLP                           $28,000             $36,000            $    0          $     0       $ 64,000

 -- Pisenti & Brinker LLP              $     0             $ 4,500            $3,500          $     0       $  8,000

(1) Audit-related fees are for SEC compliance reviews of Form 10-QSB.

(2) Tax fees are for preparation of federal and state income tax returns.

(3) KPMG "Other Fees" were for review of Form 10-KSB and issuance of related consent.

(4) Pisenti & Brinker "Other Fees" were for attendance at audit committee meetings and the annual meeting of shareholders.

         All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002. There are no exceptions to the policy of securing pre-approval of our audit committee for any service provided by our independent accounting firm.

                                  OTHER MATTERS

         The board of directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on the matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                  SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH
                             THE BOARD OF DIRECTORS

         Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which shareholder proposals must be received by us in order to be included in our proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in our proxy statement and form of proxy relating to the 2006 annual meeting, a written copy of their proposal must be received at our principal executive offices no later than September 29, 2005. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials.

         Notice to us of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8, including any nomination for director, will be considered untimely under our bylaws if we receive it after September 29, 2005, and will not be placed on the agenda for the 2006 annual meeting.

         To ensure prompt receipt by Hennessy, proposals should be sent certified mail, return receipt requested.

         Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to the Corporate Secretary at Hennessy's principal executive offices, at 750 Grant Avenue, Suite 100, Novato, California 94945. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

         Hennessy does not have a formal policy requiring directors to attend annual meetings. However, because the annual meeting generally is held on the same day as a regular board meeting, we anticipate that directors would attend the annual meeting unless, for some reason, they are unable to attend the board meeting on the same date. All directors attended the 2004 annual meeting.



                                  ANNUAL REPORT

         A copy of our annual report on Form 10-KSB for the fiscal year ended September 30, 2004 accompanies this proxy statement. Additional copies may be obtained by writing to Teresa M. Nilsen, at our principal executive offices, at 750 Grant Avenue, Suite 100, Novato, California 94945.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by Hennessy. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

         PLEASE SPECIFY YOUR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends
a vote FOR Election of Directors    FOR   WITHHELD                         WILL
                                    ALL   FOR ALL                         ATTEND

1.   Election of Directors
     Nominees:                      |_|     |_|
01   Neil J. Hennessy                            If you plan to attend the  [_]
02   Teresa M. Nilsen                            annual meeting, please
03   Daniel B. Steadman                          mark the WILL ATTEND box
04   Henry Hansel
05   Brian A. Hennessy
06   Rodger Offenbach
07   Daniel G. Libarle
08   Thomas L. Seavey

WITHHELD FOR: (Write that nominee's name in the space provided below.)

___________________________________________









Signature _____________________ Signature _____________________  Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                            YOUR VOTE IS IMPORTANT!

                    Mark, sign and date your proxy card and
                   return promptly in the enclosed envelope.



                              THANK YOU FOR VOTING.

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             HENNESSY ADVISORS, INC.


         The undersigned hereby appoints Neil J. Hennessy and Teresa M. Nilsen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hennessy Advisors, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the annual meeting of shareholders of the company to be held January 27, 2005 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL TO ELECT THE DIRECTOR NOMINEES AS LISTED.

         Should any other matters requiring a vote of the shareholders arise, including matters incident to the conduct of the meeting, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the company.



       (Continued, and to be marked, dated and signed, on the other side)





                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

                You can vote by mail - by promptly returning your
                 completed proxy card in the enclosed envelope.